Report of Independent Accountants


To the Shareholders and Board of Trustees of
Investment Grade Municipal Income Fund,
Inc.



In planning and performing our audit of
the financial statements of Investment
Grade
Municipal Income Fund, Inc. (the "Fund") for the year ended September 30, 1999, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.
The management of the Fund is responsible for establishing and maintaining internal control.
In fulfilling this responsibility,
estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.
Because of inherent limitations in
internal control, errors or fraud may
occur and not be
detected.  Also, projection of any
evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.
Our consideration of internal control
would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the
American
Institute of Certified Public Accountants.
A material weakness is a condition in
which the
design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of September 30, 1999.
This report is intended solely for the
information and use of management, the
Board of
Trustees of the Fund and the Securities
and Exchange Commission and is not
intended to be
and should not be used by anyone other
than these specified parties.

PricewaterhouseCoopers LLP
New York, New York
November 9, 1999
To the Shareholders and Board of Trustees of
Investment Grade Municipal Income Fund,
Inc.

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